Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 23, 2016, by and among OXFORD FINANCE LLC (“Oxford”) as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time, including without limitation, Oxford in its capacity as a Lender, and SILICON VALLEY BANK, a California corporation (“SVB”) (in such capacity, each a “Lender” and collectively, the “Lenders”), and MINERVA NEUROSCIENCES, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of January 16, 2015, as amended by that certain First Amendment to Loan and Security Agreement by and among Borrower, Collateral Agent and Lenders dated as of August 27, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement to (i) modify the draw period for the Term B Loans and (ii) allow for certain transfers of Intellectual Property to Mitsubishi Tanabe Pharma Corporation, a Japanese corporation, pursuant to certain licensing arrangements in connection with Borrower’s MIN-101 and MIN-117 programs, as more fully set forth herein.

C. Collateral Agent and Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 7.1 (Dispositions). Section 7.1 is amended by deleting the “and” at the end of clause (c) and deleting the period at the end of clause (d) and substituting in lieu thereof the following:

; and (e) consisting of the transfer of Intellectual Property to Mitsubishi Tanabe Pharma; provided that (i) such transfer is required pursuant to the terms of the Mitsubishi Licensing Agreements, (ii) such Intellectual Property relates solely to Borrower’s MIN-101 and/or MIN-117 programs, (iii) such Intellectual Property is used solely in Mitsubishi Exclusive Territories and (iv) Borrower shall provide the Lenders with written notice of any such transfer of Intellectual Property within ten (10) days thereof.

2.2 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Second Draw Period” is the period commencing on the date of the occurrence of the Second Tranche Milestone and ending on the earlier of (i) June 30, 2016, (ii) the date that is thirty (30) days after the occurrence of the Second Tranche Milestone and (iii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if on the date of the occurrence of the Second Tranche Milestone an Event of Default has occurred and is continuing.

2.3 Section 13 (Definitions). The following terms and their respective definitions are added to Section 13.1, in appropriate alphabetical order, as follows:

“Mitsubishi Exclusive Territories” means Bangladesh, Brunei, India, Indonesia, Japan, Malaysia, Pakistan, China, Hong Kong, Philippines, Singapore, South Korea, Sri Lanka, Taiwan, Thailand and Vietnam.

“Mitsubishi Licensing Agreements” means, collectively, (a) that certain License Agreement by and between Borrower (as successor by merger to Sonkei Pharmaceuticals, Inc.) and Mitsubishi Tanabe Pharma dated as of September 1, 2008 and (b) that certain License Agreement by and between Borrower (as successor by merger to Cyrenaic Pharmaceuticals, Inc.) and Mitsubishi Tanabe Pharma dated as of August 30, 2007.

“Mitsubishi Tanabe Pharma” means Mitsubishi Tanabe Pharma Corporation, a Japanese corporation.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, as amended by this Amendment, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Collateral Agent and Lenders are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of this Amendment, and (b) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

MINERVA NEUROSCIENCES, INC.

By:	/s/ Geoff Race
Name:	Geoff Race
Title:	CFO

COLLATERAL AGENT:

OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President of Finance

LENDERS:

OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President of Finance

SILICON VALLEY BANK

By:	/s/ Clark Hayes
Name:	Clark Hayes
Title:	Director

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